UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                April 20, 2005 (Date of earliest event reported)

                                 MAGNETEK, INC.

             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                    1-10233                    95-3917584
(State or Other Jurisdiction        (Commission                 (IRS Employer
      of Incorporation)             File Number)             Identification No.)


                       10900 Wilshire Boulevard, Suite 850
                          Los Angeles, California 90024
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (310) 689-1610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry Into A Material Definitive Agreement

Acceleration of Unvested Options

On April 20, 2005, the Board of Directors of Magnetek, Inc. (the "Company"), approved the acceleration of the vesting of "underwater" unvested stock options held by the Company's current employees, including executive officers, on June 1, 2005. No stock options held by non-employee directors were subject to the acceleration. A stock option was considered "underwater" if the option exercise price was greater than $2.19 per share, which was the closing price of the Company's stock on June 1, 2005.

The decision to accelerate vesting of these underwater stock options was made primarily to avoid recognizing compensation cost in the Consolidated Statements of Income in future financial statements upon the Company's adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("FAS 123R"), which when adopted by the Company will require all share-based payments to employees, including grants of employee stock options, to be recognized on the Company's financial statements based on their fair values. FAS 123R will become effective as to the Company beginning July 1, 2005.

The accelerated vesting was effective as of June 1, 2005. As a result of the acceleration, the Company expects to reduce the stock option expense it otherwise would be required to record by approximately $1,952,882 in fiscal 2006, $1,411,151 in fiscal 2007 and $4,370 in fiscal 2008 on a pre-tax basis.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MAGNETEK, INC.


                                                   By: /s/ David Reiland
                                                       -------------------------
                                                       David Reiland
                                                       Executive Vice President
                                                       & Chief Financial Officer
June 3, 2005